Exhibit 99.2

上海市静安区南京西路 1717 号
会德丰国际广场 2504 室
2504 Wheelock Square 1717 Nanjing West Road Shanghai 200040, China
Tel： 86 (21) 5407 5836
Fax：86 (21) 3209 8500
www.frost.com

29 March 2024

Huge Amount Group Limited

Unit 602, 1126 Jimei Beidadao

Software Park Phase III, Torch High-tech Industrial Development Zone
Xiamen, Fujian

The People’s Republic of China 361000

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

We understand that Huge Amount Group Limited (the “Company”) intends to file a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Independent Market Research on Digital Advertising Market, Mobile Game Market and Software Market” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Jessica Lau
Name:	Jessica Lau
Title:	Executive Director